Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
The Board of Directors
EXCO Resources, Inc.:
We consent to the use of our report dated September 27, 2010, with respect to the statement of revenues and direct operating expenses of EXCO Resources, Inc.’s divested properties subsequently acquired by Quantum Resources Management, LLC for the years ended December 31, 2007 and December 31, 2008; and the period from January 1, 2009 to August 11, 2009, incorporated by reference herein.
/s/ KPMG LLP
Dallas, Texas
December 21, 2010